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                                                                    EXHIBIT 21.1

                      SUBSIDIARIES OF ACTUATE CORPORATION


SUBSIDIARY NAME                               INCORP/FORMED IN

Actuate Australia Pty Limited                 Australia
Actuate France, S.A.                          France
Actuate Germany GmbH                          Germany
Actuate Holding, B.V.                         The Netherlands
Acutate Japan Co., Ltd.                       Japan
Actuate UK Ltd                                United Kingdom